EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joel S. Marcus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Alexandria Real Estate Equities, Inc. for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly represents in all material respects the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

By: /s/ Joel S. Marcus
Name: Joel S. Marcus
Title: Chief Executive Officer

I, Peter J. Nelson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Alexandria Real Estate Equities, Inc. for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly represents in all material respects the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

By: /s/ Peter J. Nelson
Name: Peter J. Nelson
Title: Chief Financial Officer